Exhibit 10.3b

                              Dated 1 February 2000
                              ---------------------



                            YELLOWBUBBLE.COM LIMITED

                                      -and-

                                NARINDER DHILLON



                              ---------------------

                                SERVICE AGREEMENT

                              ---------------------


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AN AGREEMENT made the 1st day of February 2000
------------

BETWEEN
-------

(1)      YELLOWBUBBLE.COM   LIMITED  a  company   registered   in  England  with
         registered number 3835226 whose registered office is at 190 Strand, London WC2R 1JN (hereinafter called "the Company"), and

(2) Narinder Dhillon of Spital Croft, Wilsic Lan, Wilsic, Doncaster, South Yorkshire DN11 9AQ (herein after called "the Executive")

WHEREBY IT IS AGREED as follows:-
--------------------

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement unless the context otherwise requires:

         "Associated Company"      shall mean any company which is for the time
                                    being the Company's  subsidiary  (as defined
                                    in Section 736 of the Companies Act 1985) or
                                    holding  company  (as defined in Section 736
                                    of the  Companies  Act 1985) or a subsidiary
                                    (as defined in the said Section 736) of such
                                    holding   company  other  than  the  Company
                                    itself

         "the Board"                shall  mean the board of  directors  for the
                                    time being of the Company

         "the Group"                shall mean the  Company  and its  Associated
                                    Companies for the time being

1.2 The masculine shall include the feminine and neuter and the singular shall include the plural and vice versa.

1.3 The clause headings and numbering are for convenience only and shall not affect the interpretation of this Agreement.

2.       APPOINTMENT AND DURATION

         The Company shall employ the Executive and the Executive shall serve the Company as a director for the term of 2 years from 1st day of September 1999 and thereafter until this Agreement is terminated by not less than six monthswritten notice by either party to the other, such notice to expire on or after the expiry of the initial period of 2 years.


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3.       DUTIES AND place OF WORK

3.1 The Executive shall (unless prevented by ill health) devote the whole of his time and attention during normal business hours (except during holidays) entirely to the business of the Group subject to and in accordance with any general or special directions which may from time to time be given to him by the Board and will well and faithfully perform the same and use his utmost endeavours to promote the interests of the Group.

3.2      The Executive  agrees that the limit on weekly working hours  contained
         in  the  Working  Time   Regulations  1998  shall  not  apply  to  this
         employment.

3.3 The Executive shall act as an officer of the Company or any Associated Company or hold any other appointment or office as nominee or representative of the Company as the Board shall direct.

3.4 The Executive's place of work shall be at such place in the United Kingdom as the Company shall from time to time determine and notify to the Executive. The Executive may be required to carry out his duties outside the United Kingdom and the conditions applicable to periods outside the United Kingdom are attached as an Appendix to this Agreement.

3.5 Once notice to terminate employment has been given by the Executive or the Company, the Company:

         3.5.1 shall be under no obligation to provide any work or work of any particular kind for the Executive; and

         3.5.2 may require the Executive not to attend work at any or all premises of the Company but his salary and any other contractual benefits shall not cease to be payable or provided by reason only of the Company exercising its right pursuant to this clause 3.5. This clause 3.5 shall not affect the general right of the Company to suspend or dismiss the Executive for good cause.

4.       CONFIDENTIALITY

         The Executive shall not at any time whether before or after the termination of his employment with the Company disclose to any person firm company or organisation whatsoever nor use print or publish any secret or confidential information, matter or thing relating to any company in the Group or the business thereof except in the proper performance of his duties hereunder or with the prior written consent of the Company or as required by law. For the purposes of this clause information shall be secret and/or confidential if it relates to or consists of lists or details of customers or suppliers, information relating to any process or invention used by any company in the Group, product specifications, product lists, price lists, marketing plans, staff and salary details sales forces and commission arrangements,


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         financial  information,  management and  organisation of any company in the Group and any other matter which is notified to the Executive during the course of his employment as being secret or confidential.

5.       INDUCEMENTS

         The Executive shall not accept receive or obtain directly or indirectly any benefit in respect of any sale or potential sale or purchase or potential purchase of goods or services by or on behalf of any company in the Group and shall not accept any gift or hospitality or other benefit from any purchaser or supplier of goods or services to or from any company in the Group without first having obtained the written permission of the Company to his acceptance of the particular benefit offered full details of which shall have been disclosed by the Executive to the Company.

6.       REMUNERATION AND EXPENSES

6.1 As remuneration for his services hereunder the Company shall pay to the Executive a salary at the rate of (pound)84,000 per annum or such higher salary as may from time to time be agreed between the Executive and the Board payable by equal monthly instalments in arrears on the last day of each calendar month such salary to be inclusive of any sums receivable as director's fees or other emoluments from any company in the Group.

6.2 Except as otherwise provided herein or as otherwise agreed by the Company the Executive shall not be entitled to any remuneration or other payment from the Company in respect of any period of employment during which the Executive is absent from work.

6.3 The Company shall subject to production of receipts, or other reasonable evidence of expenditure, reimburse all travelling, hotel and other out of pocket expenses reasonably and properly incurred by the Executive in the performance of his duties hereunder. Payments in respect of expenses shall be made monthly.

6.4 The Company shall be entitled to recover any debt owed to the Company by the Executive or any other sums lawfully due to the Company from the Executive by means of deductions from the Executive's remuneration including holiday pay and pay in lieu of notice or any other payment on termination of the Executive's employment.

[7.      CAR

7.1 The Company shall provide for the use of the Executive a motor car of the type and size commensurate with his position and the Company shall bear the cost of maintaining taxing licensing and insuring such car and the caosr of all petrol oil and running expenses incurred in connection with the use of such xar including private use. The Executive shall take good care of the motor vehicle and will be responsible for


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         ensuring  that it  remains at all times in road  worth  condition.  The
         Executive sall be responsible for the payment of any fines including parking penalties in connection with his use of the car.

7.2 On termination of this Agreement for whatsoever reason the Executive shall forthwith return such car and the car keys together with all manuals and accessories supplied with the car to the Company at the Executive's normal place of work.

8.       HOLIDAYS AND HOLIDAY PAY

8.1 In addition to bank and public holidays the Executive shall be entitled to 28 working days' paid holiday in each calendar year at such time as may be approved by the Board.

8.2 Upon the termination of this Agreement for whatever reason the Executive shall be entitled to payment in lieu of any outstanding holiday entitlement which may remain after deducting from accrued holiday entitlement the amount of holiday already taken in the calendar year in which the employment ceases.

8.3 The Executive shall refund to the Company any holiday pay received in excess of the amount accrued due to the date of termination and the Company may deduct any such sum from payments due to the Executive from the Company on termination.

9.       SICKNESS AND SICK PAY

9.1 If the Executive shall at any time be prevented by illness from performing his duties hereunder he shall on demand furnish the Board with evidence of such incapacity and the cause thereof and he shall during such incapacity not exceeding a continuous period of six months be entitled to receive his full remuneration less the amount of any statutory sick pay or other benefit to which the Executive is entitled under social security legislation for the time being in force.

9.2 If the incapacity referred to in clause 9.1 continues after a continuous period of six months any payment to the Executive shall be at the absolute discretion of the Board.

10.      TERMINATION

10.1 The Company may by notice in writing to the Executive terminate forthwith the employment of the Executive if the Executive:-

         10.1.1 in the reasonable opinion of the Board seriously neglects or refuses to carry out the duties required of him hereunder or is guilty of any other wilful breach or non-observance of any of the terms and conditions of this Agreement;


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         10.1.2   becomes  bankrupt or is the  subject of a  receiving  order or enters into any composition or deed of arrangement with creditors;

         10.1.3   becomes of unsound mind;

         10.1.4 is unable to carry out his duties hereunder by reason of mental or bodily incapacity, illness or accident for a continuous period of 6 months or for an aggregate of 8 months in any period of twelve months;

         10.1.5 is convicted of any criminal offence other than an offence which in the reasonable opinion of the Board adversely affects neither the reputation of the Company or the Group nor the Executive's ability to fulfil his duties adequately;

         10.1.6 becomes disqualified from acting as a director by reason of any provision of the Companies Act 1985, the Company Directors Disqualification Act 1986 or any other statutory provision; or

         10.1.7 is the subject of or causes the Company to be the subject of a penalty or reprimand imposed by any regulatory authority by which the Company is governed or to which its activities are subject.

10.2     Upon the termination of this Agreement for whatever reason:-

         10.2.1 the Executive shall if so requested by the Board resign without claim for compensation from all or any offices he may hold as a director of any company in the Group;

         10.2.2 the Executive shall deliver up all documents and other property of or relating to any company in the Group in his possession or under his control and shall not make or retain any copy or duplicate of any part thereof and shall not make or retain any notes or extracts therefrom.

10.3 The Company may in its absolute discretion within 14 days of giving notice to the Executive in accordance with clause 2.1 of this Agreement terminate this Agreement with immediate effect by paying to the Executive a sum equivalent to his normal basic salary and the taxable value of all other benefits due to the Executive under this Agreement which shall cease to be provided with immediate effect in respect of a period equal to the period of notice to which he would otherwise have been entitled under Clause 2.1 of this Agreement. The Company shall deduct from any sum paid under this clause income tax and national insurance contributions and any sums owed to the Company by the Executive. For the avoidance of doubt, following the expiry of a 14 day period from the giving of notice under clause 2.1 of this Agreement the power of the Company under this clause shall cease to be exercisable.



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11.      RESTRICTIONS

11.1 The Executive covenants that he shall not at any time during the period of three months from the date on which his employment with the Company ceases (hereinafter referred to as "the Termination Date") without the prior written consent of the Company either alone or jointly with or as agent, director, manager, consultant, employee or partner of any other person, firm, company or organisation directly or indirectly:

         11.1.1 be engaged or concerned in any business or activity within the United Kingdom which competes directly with any business carried on by the Company at the Termination Date and with which business the Executive had been concerned in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date; or

         11.1.2 in relation to any business carried on by the Company and in competition with the Company canvass, solicit or endeavour to take away from the any company in the Group the business or custom of any person, firm, company or organisation who or which was at the Termination Date or at any time during the 12 months immediately preceding the Termination Date a customer or client of any company in the Group and with whom or which the Executive shall have come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date; or

         11.1.3 solicit or endeavour to entice away from the Company or any company in the Group any person who was on the Termination Date a director or a employee of the Company or of any company in the Group.

11.2 The Executive acknowledges and agrees that the restrictions set out in clause 11.1 are fair and reasonable in the circumstances and that if any one or more or any part of such restrictions shall be rendered or judged invalid or unenforceable such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining restrictions.

11.3 Following termination of this Agreement the Executive shall not falsely represent himself or permit himself to be represented as being in any way connected with or interested in the business of the Company other than as a shareholder.

11.4 The Executive hereby acknowledges that the restrictions contained in this Clause 11 shall operate for the benefit of the business carried on by the Company and such restrictions shall be enforceable against the Executive by the majority of the shareholders in agreement for the time being of the business carried on by the Company as well as by the Company.



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12.      INVENTIONS

12.1     For the purpose of this Clause 12:-

         "Inventions"               means any inventions,  developments,  secret
                                    formula, process or improvement,  trade mark
                                    or name,  copyright,  design, plan, drawing,
                                    computer  program,   compilation,   reports,
                                    information,   databases,  specification  or
                                    device of whatever  nature which  relates to
                                    the business  and/or products of the Company
                                    and is invented, developed, created, devised
                                    or  otherwise   acquired  by  the  Executive
                                    (whether  alone or  jointly  with any  other
                                    person)  during the course of his employment
                                    under  this   Agreement  on  whatever  media
                                    PROVIDED THAT any invention to which Section
                                    39, Patents Act 1977 applies shall only be an invention within this definition if the same:

         12.1.1 was made in the course of the normal duties of the Executive, or in the course of duties falling outside his normal duties, but specifically assigned to him by the Board, and in either case it was reasonable to expect that the same might result from the execution by the Executive of his duties to the Company pursuant to this Agreement; or

         12.1.2 was made in the course of the Executive's duties and at the time of making the same, because of the nature of his duties and the particular responsibilities arising from the nature of his duties, he had a special obligation to further the interests of the Company.

         "Registrable Rights"       means patents,  service  marks,  registrable
                                    designs,  trade  marks,  utility  models  or
                                    similar  commercial  monopoly rights created
                                    by  registration   (whether  in  the  United
                                    Kingdom or elsewhere in the world).

12.2     During the continuance of this Agreement :-

         12.2.1 the whole interest of the Executive in any Inventions shall become the absolute beneficial property of the Company without any payment to the Executive (except to the extent provided in Section 40 of the Patents Act 1977) other than reimbursement of out-of-pocket expenses and (except in so far as they are deemed vested in the Company under the provisions of any statute) the Executive hereby assigns by way of future assignment to the Company the whole of his interest in any Inventions and in any intellectual property rights (including without limitation copyright, design right, trade and service mark rights, database rights and semi conductor topography rights) in any such Inventions throughout the world including any extensions, renewals or revivals and the right to sue for damages;



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         12.2.2   the Executive  shall promptly  communicate to the Company full particulars of all Inventions and, if any of the Inventions is capable of being protected by any Registrable Rights, the Company shall decide whether and where applications shall be made for such Registrable Rights in respect of the same and the Executive shall until such rights shall be fully and absolutely vested in the Company hold the Inventions in trust for the Company;

         12.2.3 all such Registrable Rights shall be applied for and taken out at the Company's expense and in the name of the Company or if the Company shall require in the joint names of the Executive and the Company and the Executive shall concur in applying for the same and shall at the Company's expense prepare all such drawings and specifications models and designs as may be necessary and give every assistance in his power to procure the grant of such Registrable Rights to the Company;

         12.2.4 the interest (if any) of the Executive in such Registrable Rights shall be unconditionally assigned by him to the Company or as the Company may direct and any renewal fees payable in respect thereof shall be paid by the Company;

         12.2.5 the Executive will, at the request and expense of the Company, do all acts and execute all documents which may be necessary to give effect to this Clause 12 including, without limitation, entering into any action, claim or proceeding; and

         12.2.6 the Executive waives all moral rights arising from any Inventions, so far as the Executive may lawfully do so, in favour of the Company.

13.      NOTICES

         Notices may be given by either party to the other by personal service or by letter sent by recorded delivery post addressed (in the case of the Company) to its registered office for the time being or (in the case of the Executive) to his last known home address and any notice given by post shall be deemed to have been delivered 48 hours after posting.

14.      GENERAL

14.1 If the employment of the Executive hereunder shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement or if his employment hereunder shall be terminated by the Company for any other reason and he shall be offered employment


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         with any Associated Company on terms and conditions not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the termination of his employment hereunder.

14.2 This Agreement contains the terms and conditions of the employment as at the date hereof.

14.3 This Agreement supersedes any former or subsisting contract of employment between the Company and the Executive which shall cease to have effect on and from the date of this Agreement and sets out the entire agreement between the parties at the date hereof in relation to the employment of the Executive by the Company.

14.4 The Executive acknowledges and agrees that information relating to him which is governed by the Data Protection Act 1984 and/or the Data Protection Act 1999 may be held and process by the Company for all matters and purposes in connection with the Executive's employment and the business of the Company any may be transferred to other group companies/third parties/and to countries outside the European Economic Area for such purposes.

15.      GRIEVANCE AND DISCIPLINARY PROCEDURES

15.1 If the Executive has any grievance relating to his employment or to any disciplinary decision he should raise it with the Board for discussion at a Board Meeting.

15.2 The Company has no formal disciplinary procedure applicable to the Executive.

16.      COLLECTIVE AGREEMENTS

         There are no collective agreements in force affecting the Executive's terms and conditions of employment.


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IN WITNESS  whereof these  presents have been entered into as a deed the day and year first above written.

SIGNED by David Scroggie                             )
                                                     )
for and on behalf of                                 )
YELLOWBUBBLE.COM LIMITED                             )
in the presence of:-                                 )

                                                     Director

SIGNED by the Executive                              )
in the presence of:-                                 )


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                                    APPENDIX

                  Periods of service outside the United Kingdom

If at any time the Executive is required to work outside the United Kingdom for a period in excess of one month, the following terms and conditions will apply:

i) The Executive will be notified in advance of the commencement of the period of service outside the United Kingdom and of its likely duration.

ii) During any such period the Executive's salary will be paid in sterling in the United Kingdom unless other arrangements are agreed.

iii) If the period of work outside the United Kingdom is not to exceed 2 months hotel expenses will be paid by the Company upon production by the Executive of appropriate invoices on a weekly basis.

         If the period of work outside the United Kingdom is expected to exceed 2 months, the Company will pay to the Executive a reasonable accommodation allowance plus a subsistence allowance to be agreed by the Board. Payment of these sums will be made each month by the same method as payment of salary.

iv) Travelling expenses to and from the United Kingdom at the beginning and end of your period of service abroad will be paid by the Company. If the period of service outside the United Kingdom is expected to exceed one month the Company will reimburse the Executive in respect of the cost of return travel to the United Kingdom for one visit and thereafter for one return trip to the United Kingdom in every one month period.

v) The Executive will be notified of his place of work in the United Kingdom and his duties upon his return at the end of his period of service outside the United Kingdom.

iv) Any period of service outside the United Kingdom will form part of the Executive's period of continuous service with the Company.



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